SSGA Funds Management, Inc.

One Congress Street

Boston, MA 02114

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

February 5, 2026

Re: SSGA Funds Management Master Sub-Administration Agreement – Additional Fund/Series

Ladies and Gentlemen:

Reference is made to the Master Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015, as amended (the “Agreement”).

In accordance with Section 1 of the Agreement, the Administrator hereby requests that the Sub-Administrator act as Sub-Administrator for the new Fund, a series of State Street Institutional Investment Trust (“SSIIT”), listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Fund	Effective Date
State Street® Prime Money Market ETF	February 5, 2026

Pursuant to the Agreement, this letter is also to provide notice of the name change for the following fund of SSIIT:

Fund Name	New Fund Name	Effective Date
State Street Institutional Liquid Reserves Fund	State Street Institutional Liquid Reserves Government Money Market Fund	March 7, 2025

Finally, pursuant to the Agreement, this letter is to provide notice of the termination of the following funds of SSIIT due to mergers with and into existing funds of the Trust (the “Acquired Funds”):

Acquired Fund Name	Acquiring Fund Name	Effective Date
State Street Target Retirement 2020 Fund	State Street Target Retirement Fund	March 28, 2025
State Street Institutional Liquid Reserves Government Money Market Fund	State Street Institutional U.S. Government Money Market Fund	June 13, 2025

Therefore, we hereby inform you that as of the Effective Dates indicated above (which are the Acquired Funds’ merger dates) you shall no longer act as the Acquired Funds’ Sub-Administrator under the Agreement. The portion of the previous Schedule A specifically related to SSIIT is hereby amended to include the changes described above; the previous Schedule A remains otherwise in effect with respect to all other Trusts and their respective funds.

Annex I to Schedule B6 is hereby amended and restated as set forth on Exhibit B attached hereto.

Please acknowledge receipt of this letter and your agreement below.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.

By:	/s/ Ann M. Carpenter
Name:	Ann M. Carpenter
Title:	Chief Operating Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jason O’Neill
Name:	Jason O’Neill
Title:	Managing Director
Effective Date:	February 5, 2026

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A, as of, February 5, 2026

Listing of Fund(s)

State Street Institutional Investment Trust

State Street Aggregate Bond Index Fund

State Street Aggregate Bond Index Portfolio

State Street Balanced Index Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street Equity 500 Index II Portfolio

State Street Federal Government Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund

State Street Global All Cap Equity ex-U.S. Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Income Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street International Developed Equity Index Fund

State Street® Prime Money Market ETF

State Street Small/Mid Cap Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement 2070 Fund

State Street Target Retirement Fund

State Street Treasury Obligations Money Market Fund

State Street U.S. Core Equity Fund

Exhibit B

ANNEX I

SSGA FUNDS

Further to the Amendment dated June 29, 2018, to that certain Master Sub-Administration Agreement dated as of June 1, 2015 (the “Agreement”), between SSGA Funds Management, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

FORM N-CEN SERVICES
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